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                                                                    EXHIBIT 15.1




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Re:   TransTexas Gas Corporation
      Registration Statements on Form S-3 and Form S-4

      We are aware that our report dated December 15, 1997 on our review of interim condensed consolidated financial information of TransTexas Gas Corporation for the three and nine months ended October 31, 1997 and 1996 included in this Form 10-Q for the quarter then ended is incorporated by reference in the Company's registration statements on Form S-3 (Registration No. 33-91494) and Form S-4 (333-33803), each as filed with the Securities and Exchange Commission. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                                      COOPERS & LYBRAND L.L.P.
Houston, Texas
December 15, 1997